UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 09, 2026

FTI Consulting, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 12th Street NW
Washington, District of Columbia		20004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 202 312-9100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2026, the Board of Directors of FTI Consulting, Inc. (the “Company”) elected Eun Angela Nam, age 44, as Chief Financial Officer of the Company, effective upon commencement of her employment, which is expected on or about May 1, 2026 (the “Start Date”). Ms. Nam will be responsible for all of the Company’s finance functions and the Company’s information technology function.

Prior to joining the Company, Ms. Nam served as Chief Financial Officer and Chief Accounting Officer of FTAI Aviation Ltd., an integrated, full-service provider specializing in the maintenance, repair and leasing of commercial jet engines and aircraft. Ms. Nam served as Chief Accounting Officer of FTAI Aviation Ltd., then an externally managed company of Fortress Investment Group LLC, beginning in August 2018 and was also appointed Chief Financial Officer in August 2022. From 2014 to May 2018, Ms. Nam served as a Senior Vice President of Private Equity at Fortress Investment Group LLC, an investment firm. Ms. Nam began her career at KPMG LLP.

There were no arrangements or understandings between Ms. Nam and any other person pursuant to which she was elected as Chief Financial Officer. Ms. Nam does not have any family relationships with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Ms. Nam and the Company have entered into an Offer of Employment Agreement (the “Offer Letter”), executed March 3, 2026, pursuant to which Ms. Nam will commence employment with the Company on the Start Date. Pursuant to the Offer Letter, Ms. Nam will receive an initial base salary of $700,000 and will be eligible to participate in the Company’s executive incentive compensation plan with an initial annual bonus target of $950,000 and expected annual long-term incentive plan target opportunity of $950,000. Ms. Nam will receive a one-time restricted stock award with a value on the date of grant of $3,000,000, vesting equally over four years.

The Offer Letter provides that Ms. Nam will be an at-will employee of the Company. Ms. Nam may resign at any time by providing 90 days prior written notice to the Company. If Ms. Nam is terminated by the Company for “Cause” or resigns without “Good Reason,” she is entitled to (i) any unpaid base salary earned, (ii) reimbursement for any incurred but unreimbursed business expenses, and (iii) any additional amounts or benefits she is entitled to under the Offer Letter or any Company benefit plan. If Ms. Nam is terminated by the Company without “Cause” or resigns with “Good Reason,” she is entitled to (i) any unpaid base salary earned, (ii) 12 months salary continuation, (iii) the unpaid amount of her previously earned and unpaid annual cash incentive pay based on actual performance results for the applicable bonus year, (iv) pro-rated annual incentive pay for the performance year of termination based on actual performance in respect of applicable objective financial performance goals, (v) pro-rated annual incentive pay for the year of termination based on the portion of annual incentive pay attributable to individual performance goals, and (vi) continued group health and group life insurance coverage for 12 months.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1†+	Offer of Employment Agreement, executed March 3, 2026, by and between FTI Consulting, Inc. and Eun Angela Nam
99.1	Press Release dated March 9, 2026 of FTI Consulting, Inc.
104	The Cover Page from FTI Consulting’s Current Report on Form 8-K dated March 9, 2026, formatted in Inline XBRL

† Management contract or compensatory plan or arrangement
+ Certain personal information has been redacted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

Date:	March 9, 2026	By:	/s/ CURTIS P. LU
Curtis P. Lu General Counsel